Exhibit 4.3

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW, OR SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION CAN BE MADE IN COMPLIANCE WITH RULE 144 OF THE ACT, OR IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE STOCK

Company:	Mohawk Group Holdings, Inc., a Delaware corporation
Number of Shares:	175,000 (Subject to adjustment as hereinafter provided)
Class of Stock:	Common Stock
Warrant Price:	$4.00 per Share (Subject to adjustment as hereinafter provided)
Issue Date:	September 4, 2018
Expiration Date:	The earlier to occur of the (i) expiration of this Warrant pursuant to Section 1.6 hereof or (ii) October 16, 2027
Credit Facility:	This Warrant is issued in connection with the Credit and Security Agreement, dated as of October 16, 2017, among the Company, Mohawk Group, Inc., a Delaware corporation (“Mohawk Group, Inc.”), and the other Borrowers (as defined therein) from time to time party thereto, MidCap Financial Trust, a Delaware statutory trust, as Agent and as a lender, and the lenders from time to time party thereto, as amended pursuant to that certain Amendment No. 1 to Credit and Security Agreement and Limited Waiver made as of April 5, 2018, that certain Amendment No. 2 to Credit and Security Agreement and Limited Waiver made as of August 8, 2018 and that certain Amendment No. 3 to Credit and Security Agreement and Limited Waiver made as of September 4, 2018 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

THIS WARRANT TO PURCHASE STOCK (this “Warrant”) CERTIFIES THAT, for good and valuable consideration, including without limitation the mutual promises contained in the Credit Agreement (defined above), MidCap Funding XXVIII Trust, a Delaware statutory trust (together with any registered holder from time to time of this Warrant or any authorized holder of the Shares issuable or issued upon the exercise or conversion of this Warrant, “Holder”) is entitled to purchase the number of fully paid and nonassessable Shares (as defined below) at the Warrant Price, all as set forth above or herein below and as adjusted pursuant to the terms of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant. As used herein, “Share” or “Shares” shall refer to the shares of capital stock of the Company issuable upon the exercise or conversion of this Warrant. This Warrant is being issued in full substitution of that certain Warrant to Purchase Stock, dated October 16, 2017, issued by Mohawk Group, Inc. to the Holder (the “Prior Warrant”). The Prior Warrant is hereby terminated in its entirety and of no further force or effect.

ARTICLE 1. EXERCISE.

1.1 Method of Exercise. Holder may at any time and from time to time exercise this Warrant, in whole or in part, by (i) delivering a duly completed and executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company and (ii) unless Holder is exercising the conversion right set forth in Section 1.2, delivering cash by wire transfer in immediately available funds to an account designated by the Company, or other form of payment acceptable to the Company in an amount equal to the aggregate Warrant Price for the Shares being purchased.

1.2 Conversion Right. In lieu of exercising this Warrant as specified in Section 1.1, Holder may at any time and from time to time after the Issue Date but before the Expiration Date convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate Fair Market Value of the number of Shares issuable upon exercise of this Warrant with respect to which Holder elects to convert this Warrant minus the aggregate Warrant Price of such Shares by (b) the Fair Market Value of one Share, and by delivering a duly completed and executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. The “Fair Market Value” of a Share shall be determined pursuant to Section 1.3.

1.3 Fair Market Value. If the Company’s common stock is traded on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”) and the Shares are common stock, the Fair Market Value of each Share shall be the closing price of a Share reported for the business day immediately before Holder delivers its Notice of Exercise to the Company (or in the instance where the Warrant is exercised immediately prior to the effectiveness of the Company’s initial public offering of its common stock (“IPO”), the “price to public” per share specified in the final prospectus relating to such offering). If the Company’s common stock is traded in a Trading Market and the Shares are preferred stock, the Fair Market Value of each Share shall be the closing price of such common stock reported for the business day immediately before Holder delivers its Notice of Exercise to the Company (or in the instance where the Warrant is exercised immediately prior to the effectiveness of an IPO, the initial “price to public” per share specified in the final prospectus relating to the IPO), in either case, multiplied by the number of shares of the Company’s common stock into which a Share is then convertible. In the event of an exercise in connection with an Acquisition, the Fair Market Value of a Share shall be the consideration to be received per Share by all holders of such class of Shares in such transaction (it being understood that in the event the payment of such consideration to holders of the applicable class of Shares is subject to an escrow, holdback or other contingency, the consideration payable to Holder shall also be subject to the same escrow, holdback or other contingency). If the Company’s common stock is not traded in a Trading Market and other than in the event of an exercise in connection with an IPO or Acquisition, the Board of Directors of the Company shall determine the Fair Market Value in its reasonable good faith judgment.

1.4 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant pursuant to Section 1.1 or 1.2, respectively, and, if applicable, the Company receives payment of the aggregate Warrant Price, the Company shall promptly deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant of like tenor representing the Shares not so acquired. This Warrant shall be deemed to have been exercised and such certificates deemed issued, and Holder shall become the holder of record of the Shares for all purposes, as of the date of Holder’s delivery of the exercise notice pursuant to Section 1.1 or 1.2 and payment of the Warrant Price, if required hereunder.

1.5 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.6 Treatment of Warrant Upon Acquisition of Company.

1.6.1 “Acquisition”. For the purpose of this Warrant, “Acquisition” means (a) any sale or other disposition of all or substantially all of the assets of the Company (including any exclusive, irrevocable and worldwide license that has the same effect as a sale or other disposition of all or substantially all of the assets of the Company), or (b) any reorganization, consolidation, share exchange or merger of the Company with or into another person or entity, or sale of the outstanding securities of the Company by the holders thereof, in each case where the holders of the Company’s securities before the transaction beneficially own less than fifty percent (50%) of the outstanding voting securities of the successor, acquiring or surviving person or entity after the transaction. For purposes of clarification, an “Acquisition” shall not be deemed to include the merger contemplated pursuant to that certain Agreement and Plan of Merger dated as of March 28, 2018, by and among the Company, Mohawk Group, Inc. and MGH Merger Sub, Inc., a Delaware corporation (“Merger Sub”), as amended by that certain Amendment No. 1 thereto, dated as of April 1, 2018, by and among the Company, Mohawk Group, Inc. and Merger Sub.

1.6.2 Treatment of Warrant Upon Acquisition.

A) Upon the written request of the Company, Holder agrees that, in the event of an Acquisition that is not described in Section 1.6.1(a), then either (a) Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition, or (b) if Holder elects not to exercise the Warrant, this Warrant will expire upon the consummation of such Acquisition, subject to Section 5.8. The Company shall provide Holder with written notice of its request relating to the foregoing (together with such reasonable information as Holder may reasonably request in connection with such contemplated Acquisition giving rise to such notice), which notice is to be delivered to Holder not less than ten (10) days prior to the closing of the proposed Acquisition.

B) Upon the written request of the Company, Holder agrees that, in the event of an Acquisition that is described in Section 1.6.1(a) and is an “arms’-length” transaction with a third party that is not an affiliate (as defined below) of the Company (a “True Asset Sale”), Holder may (a) exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such True Asset Sale, or (b) permit this Warrant to continue (unless exercised in the interim) until the earlier of the Expiration Date or the dissolution and/or liquidation of the Company following the closing of any such True Asset Sale, subject to Section 5.8. The Company shall provide Holder with written notice of its request relating to the foregoing (together with such reasonable information as Holder may request in connection with such contemplated Acquisition giving rise to such notice), which notice is to be delivered to Holder not less than ten (10) days prior to the closing of the proposed True Asset Sale.

C) Upon the written request of the Company, Holder agrees that, in the event of an Acquisition (i) in which the consideration is a combination of cash and equity securities of the acquirer listed for trading on a U.S. national securities exchange and which may be freely resold pursuant to a resale registration statement or under Rule 144 of the Act without any restriction or limitation (including without limitation volume and manner of sale restrictions), (ii) in connection with or as a result of which all holders of the Shares are receiving or have the right to receive solely cash and/or such securities in the same proportions in respect of all of such Shares, and (iii) on the record date for which the Fair Market Value of one Share (or other securities issuable upon exercise of this Warrant) is greater than the Warrant Price, Holder may (a) exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition, or (b) if Holder elects not to exercise the Warrant, this Warrant will expire upon the consummation of such Acquisition, subject to Section 5.8. The Company shall provide Holder with written notice of its request relating to the foregoing (together with such reasonable information as Holder may reasonably request in connection with such contemplated Acquisition giving rise to such notice), which notice is to be delivered to Holder not less than ten (10) days prior to the closing of the proposed Acquisition.

D) Conditional Exercise. Notwithstanding any other provision of this Section 1.6.2, if an exercise of this Warrant is to be made pursuant to Sections 1.1 or 1.2 above, including in connection with an IPO or an Acquisition as described in this Section 1.6.2, such exercise may at the election of Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction, subject to Holder’s compliance with the requirements of Sections 1.1 or 1.2.

As used herein “affiliate” shall mean any person or entity that owns or controls directly or indirectly fifty percent (50%) or more of the voting securities of the Company, any person or entity that controls, is controlled by or is under common control with any such person or entity, and each of such person’s or entity’s officers, directors, members, managers, joint venturers or partners, as applicable (whether as a result of the ownership of voting securities, by contract or otherwise).

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

2.1 Stock Dividends, Subdivisions and Combinations. If the Company declares or pays a dividend on the Shares payable in common stock or other securities, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder and without interest, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend occurred. If the Company subdivides the Shares by reclassification, stock split, split-up or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2 Reclassification, Exchange, Combination or Substitution. Upon any reclassification, exchange, combination, substitution, reorganization, merger, consolidation or other event that results in a change of the number and/or class of the underlying securities as to which purchase rights under this Warrant exist (other than an Acquisition), Holder shall be entitled to receive in lieu of the Shares for which Holder has purchase rights hereunder, upon exercise or conversion of this Warrant, the number, amount and kind of securities, money and property that Holder would have ultimately received upon the completion of such reclassification, exchange, combination, substitution, reorganization, merger, consolidation or other event if this Warrant had been exercised immediately before such reclassification, exchange, combination, substitution, reorganization, merger, consolidation or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company’s Amended and Restated Certificate of Incorporation, as amended from time-to- time (the “Certificate”). The Company or its successor shall promptly issue to Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exercise or conversion of this Warrant as a result of such reclassification, exchange, combination, substitution, reorganization, merger, consolidation or other event that results in a change of the number and/or class of securities issuable upon exercise or conversion of this Warrant. The amendment to this Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the amended Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, combinations, substitutions, reorganizations, mergers, consolidations or other events provided that the adjustments set forth in this Section 2.2 shall not duplicate any adjustments made as a result of the application of Section 2.1 of this Warrant to the same event or circumstance.

2.3 Adjustments for Diluting Issuances. Without duplication of any adjustment otherwise provided for in this Section 2, the number of shares of common stock issuable upon conversion of the Shares shall be subject to anti-dilution adjustment from time to time in the manner set forth in the Certificate as if the Shares were issued and outstanding on and as of the date of any such required adjustment.

2.4 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the Fair Market Value of a full Share.

2.5 Certificate as to Adjustments. Upon each adjustment of the Warrant Price or the kind or number of securities issuable under this Warrant pursuant to this Article 2, the Company shall promptly notify Holder in writing (including via electronic mail), and, at the Company’s expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Executive Officer, Corporate Secretary or a senior financial officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price and the number and kind of securities issuable under this Warrant in effect upon the date thereof and the series of adjustments leading to such Warrant Price and such number and kind of securities.

ARTICLE 3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

3.1 Representations and Warranties. The Company represents and warrants and covenants to Holder as follows:

(a) The Company has all requisite legal and corporate power and authority, and has taken all corporate action on the part of itself, its officers, directors and stockholders necessary, to execute, issue and deliver this Warrant, to issue the Shares issuable upon exercise or conversion of this Warrant and the securities issuable upon conversion of the Shares, and to carry out and perform its obligations under this Warrant, and this Warrant constitutes the legally binding and valid obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights, or to principles of equity.

(b) This Warrant has been validly issued and is free of restrictions on transfer other than restrictions on transfer set forth herein and under applicable state and federal securities laws. All Shares which may be issued upon the exercise of the purchase or conversion right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances (including preemptive or other similar rights) except for restrictions on transfer provided for herein, restrictions imposed under any agreement between the Company and the stockholders of the Company to which Holder or its permitted transferee must become a party pursuant to the terms of this Warrant or under applicable federal and state securities laws.

(c) The execution, delivery, and performance of this Warrant will not result in (i) a violation of, be in conflict with, or constitute a default under, with or without the passage of time or giving of notice, (A) any provision of the Certificate or the Company’s bylaws, (B) any provision of any judgment, decree, or order to which the Company is a party, by which it is bound, or to which any of its material assets are subject, (C) any contract, obligation, or commitment to which the Company is a party or by which it is bound, or (D) any statute, rule, or governmental regulation applicable to the Company, or (ii) the creation of any lien, charge, or encumbrance upon any assets of the Company, except in the case of the foregoing clauses (i)(C) and (ii) as would not reasonably be expected to have a material and adverse effect on the Company.

(d) The Company has provided Holder with a capitalization table of the Company, and such capitalization table is complete and accurate as of the date hereof and reflects all outstanding capital stock of the Company and all outstanding warrants, options and equity securities or convertible debt securities of the Company as of the date hereof. The Company has reserved a sufficient number of Shares for issuance upon the exercise of this Warrant and a sufficient number of shares of the securities issuable upon conversion of the Shares.

3.2 Notice of Certain Events; Information. If the Company proposes at any time (a) to declare any dividend or distribution upon any of its stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to effect any reclassification or recapitalization of any of its stock; (c) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, (d) to approve or participate in any Acquisition or an IPO, (e) to liquidate, dissolve or wind up or approve or consummate any Liquidation Event (as defined in the Certificate), or (f) to take any action or to effect any transaction which requires the Company to provide notice to other holders of the Shares, then, in connection with each such event, the Company shall give Holder: (1) at least ten (10) days prior written notice of the date on which a record will be taken for such dividend or distribution (and specifying the date on which the holders of stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) above; and (2) in the case of the matters referred to in (b), (c), (d), (e) or (f) above, at least ten (10) days prior written notice of the date when the same will take place (and, if applicable, specifying the date on which the holders of stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event). If the Company, at any time after the date hereof, (i) issues any equity securities in connection with an equity financing round that involves the sale of capital stock of the Company to investors (whether affiliates or non-affiliates), (ii) issues any debt securities that are convertible into capital stock of the Company, (iii) increases or decreases the number of shares of common stock reserved for issuance under the Company’s equity incentive plan, or (iv) otherwise effects any transaction that results in the Shares constituting a different percentage of the Company’s fully diluted capitalization than the Shares constituted on the later of (x) the Issue Date and (y) the effective date of the last capitalization table delivered by the Company to Holder pursuant to this Section 3.2 or otherwise, the Company will provide to Holder an updated capitalization table, to be provided to Holder within thirty (30) days after the end of the fiscal quarter of the Company in which the initial closing of such transaction occurs or such change becomes effective; provided that, notwithstanding the foregoing, in no event will the Company be required to give Holder or any affiliate thereof notice of, or to deliver to Holder or any affiliate thereof an updated capitalization table, upon the grant or issuance of any options, restricted stock or other convertible securities of the Company that are granted or issued pursuant to any equity incentive plan established by the Company or its subsidiaries, or in each case upon the exercise, conversion or settlement thereof, so long as Holder had prior notice of the reservation of shares of capital stock under such equity incentive plan from which such equity securities have been granted or issued as of the Issue Date or as a result of the delivery of an updated capitalization table to Holder or its affiliates pursuant to this Section 3.2 or otherwise. Any updated capitalization table delivered pursuant to the foregoing sentence shall include the per share price of the Company’s equity securities most recently sold in connection with such financing round. The Company’s obligations set forth in the prior sentence shall terminate immediately upon the earlier to occur of the exercise of this Warrant and the Company’s IPO.

3.3 Stockholder Rights. Holder will not have any rights as a stockholder of the Company until the exercise of this Warrant.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF HOLDER. Holder represents and warrants to the company as follows:

4.1 Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by Holder will be acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act and Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption. Holder also represents that Holder has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2 Disclosure of Information. Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

4.3 Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4 Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.5 The Act. Holder understands that this Warrant and the Shares issuable upon exercise or conversion hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder’s investment intent as expressed herein. Holder understands that this Warrant and the Shares issued upon any exercise or conversion hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.

4.6 Market Stand-Off. Holder hereby agrees that, in connection with the Company’s IPO it shall not to the extent requested by the Company’s underwriter(s) sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than any disposed of in the registration and those acquired by Holder in the IPO or thereafter in open market transactions, or any disposed of in a private transaction to a transferee who agrees to be bound by the terms of this Section 4.6) for up to one hundred eighty (180) days from the effective date of the registration statement filed in connection with the IPO; provided, however, that such one hundred eighty (180) day period may be extended to the extent necessary to permit any managing underwriter to comply with applicable law; provided further, however, that Holder shall not be bound by the restrictions set forth in this Section 4.6 unless all five percent (5%) or greater (in terms of ownership of the issued and outstanding capital stock of the Company) stockholders of the Company also agree to such restrictions. Holder agrees to enter into the form of lock-up agreement as reasonably requested by the underwriter(s) in connection with this Section 4.6.

ARTICLE 5. MISCELLANEOUS.

5.1 Term. This Warrant is exercisable in whole or in part at any time and from time to time on or before the Expiration Date. The conditions under which the Warrant shall automatically convert on the Expiration Date are set forth in Section 5.8 below.

5.2 Legends.

(a) This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT PURSUANT TO THE PROVISIONS OF ARTICLE 5, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW, OR UNLESS SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION CAN BE MADE IN COMPLIANCE WITH RULE 144 OF THE ACT, OR UNLESS, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

NOTWITHSTANDING THE FOREGOING, THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A MARKET STAND-OFF PERIOD OF UP TO 180 DAYS IN THE EVENT OF A PUBLIC OFFERING, OR FOR A LONGER PERIOD IF THE ISSUER’S TRANSFER AGENT IS NOTIFIED BY THE ISSUER OR THE ISSUER’S COUNSEL THAT THIS MARKET STAND¬OFF RESTRICTION HAS BEEN EXTENDED FOR THE PURPOSE OF COMPLYING WITH APPLICABLE LAW, AND THE SHARES ISSUABLE HEREUNDER MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AGREEMENTS BETWEEN THE COMPANY AND ITS STOCKHOLDERS, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(b) Notwithstanding the foregoing, this Warrant, and any certificate or instrument evidencing this Warrant shall not be transferable except upon the conditions set forth in this Section 5 and the Shares shall not be transferable except as permitted under the Company’s Certificate and bylaws. Holder may transfer this Warrant to an affiliate of Holder provided such affiliate or assignee is an “accredited investor” as defined in Regulation D promulgated under the Act, and such transfer is otherwise in compliance with all applicable securities laws and this Warrant. This Warrant is not otherwise transferable by Holder. Holder and any permitted transferee of Holder will cause any proposed transferee of the Warrant to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Warrant. Holder acknowledges and agrees that upon exercise of this Warrant for Shares, Holder and its permitted transferees, as applicable, will be required to enter into agreements with the Company on the same terms as other major investors who purchased the Shares issuable hereunder, and Holder agrees to enter into and cause its permitted transferees to enter into such agreements as required by the Company upon exercise of this Warrant. Holder and each permitted transferee to whom this Warrant is subsequently transferred represents and warrants to and covenants with the Company (by acceptance of such transfer) that it will not transfer this Warrant (or securities issuable upon exercise hereof) unless a registration statement under the Securities Act was in effect with respect to such securities at the time of issuance thereof, except pursuant to (i) an effective registration statement under the Act, (ii) Rule 144 under the Act (or any other rule under the Act relating to the disposition of securities), or (iii) an opinion of counsel, reasonably satisfactory to counsel for Company, that an exemption from registration is available, provided that Holder will not be required to deliver an opinion of counsel described in the foregoing clause (iii) in the event Holder transfers this Warrant or the Shares issuable upon exercise of this Warrant to an affiliate thereof. For all purposes of Section 1.4, the Company shall not be deemed to have delivered to Holder Shares unless and until the Company shall have fully complied with all of the terms and conditions of this Section 5.2.

5.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and, subject to Section 5.2(b), legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). Notwithstanding the foregoing, or anything to the contrary in Section 5.2, the Company shall not require Holder to provide an opinion of counsel if the Holder transfers this Warrant to an affiliate of Holder.

5.4 Transfer Procedure. Subject to the provisions of Sections 5.2 and 5.3 and upon and effective immediately as of providing Company with written notice substantially in the form attached as Appendix 2, Holder and any permitted transferee may transfer all or part of this Warrant to any permitted transferee, provided, however, in connection with any such transfer, Holder or such transferee will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and, in the case of transfer to a transferee who is not an affiliate of the Holder, Holder or such transferee promptly thereafter surrenders this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). The Company may refuse to transfer this Warrant or the Shares to any person who directly competes with the Company, unless, in either case, the stock of the Company is publicly traded.

5.5 Notices. All notices, requests, documents and other communications (collectively, “Notices”) from the Company to Holder, or vice versa, shall be in writing and deemed validly delivered effective as of the earliest to occur of (a) when actually received, (b) when transmitted by facsimile or electronic mail (PDF), (c) the first business day after mailing by first-class registered or certified mail, postage prepaid, or after deposit with a reputable overnight courier with all charges paid, in each case other than actual receipt at such mailing, facsimile or electronic mail address as may have been furnished to the Company or Holder, as the case may be. As used in this Warrant, “business days” shall refer to all days other than any Saturday, Sunday or day on which the Company’s primary depository bank is closed. All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

MIDCAP FUNDING XXVIII TRUST

c/o MidCap Financial Services, LLC, as servicer

7255 Woodmont Avenue, Suite 200

Bethesda, MD 20814

Attention: Portfolio Management – Mohawk transaction

Facsimile: (301) 941-1450

E-mail: notices@midcapfinancial.com

with a copy to:

c/o MidCap Financial Services, LLC, as servicer

7255 Woodmont Avenue, Suite 200

Bethesda, Maryland 20814

Attn: General Counsel

Facsimile: 301-941-1450

E-mail: legalnotices@midcapfinancial.com

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

Mohawk Group Holdings, Inc.

37-41 East 18th Street, 7th Floor

New York, NY 10003

Attn: Chief Executive Officer

E-Mail: yaniv@mohawkgp.com

With a copy to (which shall not constitute notice):

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

Attn: Jeff Hartlin

E-Mail: jeffhartlin@paulhastings.com

5.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.7 Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all reasonable out-of-pocket costs incurred in such dispute, including reasonable attorneys’ fees.

5.8 Automatic Conversion upon Expiration. Unless Holder notifies the Company in writing to the contrary prior to such automatic conversion, in the event that, upon the earliest to occur of the Expiration Date or any expiration, involuntary termination or cancellation of this Warrant, the Fair Market Value of one Share as determined in accordance with Section 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed as of immediately before such date to have been converted pursuant to Section 1.2 above as to all Shares for which it shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the Shares issued upon such conversion to the Holder.

5.9 Counterparts. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

5.10 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.

5.11 Headings. The various headings in this Warrant are inserted for convenience only and shall not affect the meaning or interpretation of this Warrant or any provisions hereof.

5.12 Severability. In the event any one or more of the provisions of this Warrant shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision.

[Balance of Page Intentionally Left Blank]

“COMPANY”

MOHAWK GROUP HOLDINGS, INC.

By:	/s/ Yaniv Sarig

Name:	Yaniv Sarig
(Print)

Title:	CEO

“HOLDER”

MidCap Funding XXVIIl Trust

By: Apollo Capital Management, L.P., its investment manager

By: Apollo Capital Management GP, LLC, its general partner

By:	/s/ Maurice Amsellem
Name:	Maurice Amsellem
Title: Authorized Signatory

APPENDIX 1

NOTICE OF EXERCISE

1. Holder elects to purchase                      shares of the Common Stock of Mohawk Group Holdings, Inc. pursuant to the terms of the attached Warrant, and tenders payment of the purchase price of the shares in full.

[or]

1. Holder elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised for                      of the Shares covered by the Warrant.

[Strike paragraph that does not apply.]

2. Please issue a certificate or certificates representing the shares in the name specified below:

Holder’s Name

(Address)

3. By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Article 4 of the Warrant as the date hereof.

HOLDER:

By:

Name:

Title:

(Date):

APPENDIX 2

ASSIGNMENT

For value received, MIDCAP FUNDING XXVIII TRUST hereby sells, assigns and transfers unto

Name:

Address:

Tax ID:

that certain Warrant to Purchase Stock issued by Mohawk Group Holdings, Inc. (the “Company”), on September 4, 2018 (the “Warrant”) together with all rights, title and interest therein.

MIDCAP FUNDING XXVIII TRUST

By: Apollo Capital Management, L.P., its investment manager

By: Apollo Capital Management GP, LLC, its general partner

By: )
Name:
(Print)
Title:
Date:

By its execution below, and for the benefit of the Company,                     makes each of the representations and warranties set forth in Article 4 of the Warrant and agrees to all other provisions of the Warrant as of the date hereof.

[NAME OF TRANSFEREE]

By:

Name:

Title: